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                                                                       Exhibit 5

                                  May 16, 2002


Viad Corp
Viad Tower
1850 North Central Avenue
Phoenix, Arizona  85077

Ladies and Gentlemen:

         This opinion is furnished in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 Registration No. 033-54465 (the "Registration Statement") filed by Viad Corp (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and the prospectus contained therein (such prospectus as may be completed or amended, the "Prospectus") with respect to (i) unsecured debt securities of the Company (the "Debt Securities"), which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities"), (ii) warrants to purchase Debt Securities (the "Debt Warrants"), (iii) shares of preferred stock of the Company (the "Preferred Stock"), (iv) depositary shares (the "Depositary Shares") representing interests in Preferred Stock, (v) shares of Common Stock of the Company (the "Common Stock"), and (vi) warrants to purchase Common Stock (the "Common Warrants" and together with the Debt Warrants, the "Warrants") with an aggregate issue price of up to $500,000,000. All securities set forth above that may be offered by the Registration Statement are referred to in this opinion as the "Securities."

         I have examined, or caused to be examined:

- the certificate of incorporation and bylaws of the Company, each as amended to date;

-        the records of the Company's corporate proceedings;

-        the Registration Statement, including the exhibits thereto;

- the Indenture between the Company and the Chase Manhattan Bank, N.A., as Trustee, dated April 1, 1993, relating to Senior Debt Securities (the "Senior Indenture");

-        form of Senior Note representing Senior Debt Securities;

-        form of Fixed Rate Medium Term Note;

-        form of Floating Rate Medium Term Note;

- the Indenture between the Company and Wachovia Bank, National Association, as Trustee, dated May 14, 2002 relating to Subordinated Debt Securities (the "Subordinated Indenture" and together with the Senior Indenture, the "Indentures");

-        form of Subordinated Debt Securities;

- the Statements of Eligibility on Form T-1 under the Trust Indenture Act of 1939 (the "Trust Indenture Act"), filed as Exhibits to the Registration Statement;
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-        the forms of warrant agreements between the Company and one or more warrant agents attached as Exhibits to the Registration Statement relating to the Debt Warrants or the Common Warrants, as the case may be;

- the form of deposit agreement between the Company and a depositary relating to the Depositary Shares; and

- such other documents, instruments, statements and records of the Company as I have deemed relevant and necessary or appropriate in connection with the opinions hereinafter expressed.

         In connection with the foregoing, I have assumed and have not independently verified:

-        the genuineness of all signatures on all documents examined by me,

-        the legal capacity of natural persons,

- the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies,

- the effectiveness of the Registration Statement, and any amendments thereto (including post-effective amendments), under the Securities Act;

- the filing of a prospectus supplement with the Securities and Exchange Commission describing the Securities offered thereby;

- the issuance and sale of all Securities in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

- the due authorization, execution and delivery of a definitive purchase, underwriting or similar agreement with respect to any Securities offered, whether in the form attached as an exhibit to the Registration Statement or otherwise, by the Company and the other parties thereto (each an "Underwriting Agreement");

- any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

- with respect to shares of Common Stock or Preferred Stock offered or issuable upon any conversion, exchange, redemption or exercise of any Securities being offered, (a) there will be sufficient shares of Common Stock or Preferred Stock, as the case may be, authorized under the Company's organizational documents and not otherwise reserved for issuance and (b) certificates representing such shares, if any, shall have been duly executed, countersigned, registered and delivered either in accordance with the terms of the applicable Underwriting Agreement and, in the case of Preferred Stock, the applicable Certificate of Designations, or in accordance with the terms of the Security converted, exchanged, redeemed or exercised;

- the qualification of the Senior Indenture and Subordinated Indenture under the Trust Indenture Act;

- with respect to shares of Preferred Stock offered or issuable upon any conversion, exchange, redemption or exercise of any Securities or represented by Depositary Shares, the due authorization, execution and filing of a certificate of designations with respect to such shares of Preferred Stock (each a "Certificate of Designations");

- with respect to Debt Securities offered, the due authorization, execution and delivery by the parties thereto of the Senior Indenture or the Subordinated Indenture, as the case may be, and each
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         amendment of or supplement to, the Senior Indenture or Subordinated
         Indenture, as the case may be;

- with respect to Warrants offered, the due authorization, execution and delivery by the Company and a warrant agent of a warrant agreement, and each amendment thereof or supplement thereto, consistent with the applicable form attached as an exhibit to the Registration Statement (each a "Warrant Agreement"); and

- with respect to Depositary Shares offered, the due authorization, execution and delivery by the Company and a depositary of a deposit agreement and each amendment thereof or supplement thereto, consistent with the form attached as an exhibit to the Registration Statement (each a "Deposit Agreement") and the due authorization, execution and delivery by the Company of depositary receipts evidencing rights in the Depositary Shares.

         Based upon the foregoing, I am of the opinion that:

         1. The Debt Securities registered under the Registration Statement, when duly authorized, established, executed, authenticated and delivered against payment therefor or upon the exercise of Debt Warrants, and, in the case of Debt Securities acquired upon the exercise of Debt Warrants, when the Debt Warrants shall have been duly authorized, established, executed, authenticated and delivered against payment therefore and the Company shall have received any additional consideration which is payable upon such exercise, in each case in accordance with the terms and provisions of the applicable Indenture, as amended or supplemented, and any applicable Underwriting Agreement and as contemplated by the Registration Statement, including the applicable prospectus supplement, will be validly issued and will constitute binding obligations of the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect, general principles of equity and governmental authority to limit delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

         2. The shares of Preferred Stock registered under the Registration Statement, when duly authorized and established and issued and delivered against payment therefor and, in the case of Preferred Stock issued upon the conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such other Security, in each case in accordance with the terms and conditions of the Registration Statement, including the applicable prospectus supplement, any applicable Underwriting Agreement, and the applicable Certificate of Designations, will be validly issued, fully paid and nonassessable.

         3. The shares of Common Stock registered under the Registration Statement, when duly authorized and issued and delivered for consideration having a value not less than the par value thereof and, in the case of Common Stock issued upon the conversion, exchange, redemption or exercise of any other Security, in accordance with the terms and conditions of such other Security, in each case, in accordance with the Registration Statement including the applicable prospectus supplement and any applicable Underwriting Agreement, will be validly issued, fully paid and nonassessable.
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         4. The Warrants registered under the Registration Statement, when duly authorized, established, executed and delivered against payment therefor in accordance with the terms and conditions of the applicable Warrant Agreement, the Registration Statement including the applicable prospectus supplement and any applicable Underwriting Agreement, will be legally issued, and will be legal and binding obligations of the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights and generally from time to time in effect, general principles of equity and governmental authority to limit delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

         5. The Depositary Shares registered under the Registration Statement, when duly authorized, executed, authenticated and delivered against payment therefore, in accordance with the terms and conditions of the applicable Deposit Agreement, the Registration Statement including the applicable prospectus supplement and any applicable Underwriting Agreement, will be legally issued, and will be legal and binding obligations of the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights and generally from time to time in effect, general principles of equity and governmental authority to limit delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

         I express no opinion herein as to the laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America and I express no opinion as to state securities or blue sky laws.

         I hereby consent to the reference to my name in the Registration Statement and further consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under the Securities Act or the rules and regulation of the Securities and Exchange Commission.

                                   Very truly yours,



                                   By /s/ Scott E. Sayer
                                      ------------------------------------------
                                      Scott E. Sayer
                                      Vice President-General Counsel & Secretary